Exhibit 10.3
Form 10-SB
Dr. Christopher's Original Formulas Inc.
File No.:


                         PROMISSORY NOTE

                                                   Date: July  1,
2000

FOR VALUE OF MARKETING RIGHTS RECEIVED, pursuant to the "Revised and Restated Marketing Rights Agreement" between Christopher Enterprises, Inc. and Dr. Christopher's Original Formulas, Inc., dated July 1, 2000, the undersigned, Dr. Christopher's Original Formulas, Inc., promises to pay Christopher Enterprises, Inc., or order, the principal sum of $450,000.00 (Four Hundred and Fifty Thousand Dollars and no cents) together with interest on the unpaid balance from the date hereof at the rate of five percent (5%) per annum. The entire principal balance and interest thereon, together with any late charges, shall be due thirty six
(36) months from the date of this note.

The undersigned shall be entitled to accelerate payments or prepay any of the above amount owing, without the prior written consent of the holder hereof. Any interim payments shall be applied first to accrued interest, and then to the principal balance owed.

Payment not paid within ten (10) days of its due date shall, at the option of the legal holder, be subject to a late payment charge of five percent (5%) of such overdue payment.

In the event of a failure to pay payment provided for hereunder when due, the undersigned agrees to pay all expenses and fees, including a reasonable attorney's fee and court costs, incurred in connection with the acceleration and/or collection of this note.

The undersigned hereby waives presentment, protest, demand; and the undersigned waives notice of protest, demand and dishonor and notice of non payment of this note.

IN WITNESS, the undersigned has caused this Note to be executed on the date and year first above written.

                          DR.  CHRISTOPHER'S  ORIGINAL  FORMULAS,
     INC.

                         By /s/ Robert Scott, its President

STATE OF UTAH       )
                    ss.
COUNTY OF UTAH      )

On the 1st day of July 2000, personally appeared before me, ROBERT SCOTT, signer of the foregoing promissory Note, who acknowledged to me that he executed the same, on behalf of DR. CHRISTOPHER'S ORIGINAL FORMULAS, INC. pursuant to proper authority.

                                   /s/ NOTARY PUBLIC

                              E-48
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